UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 28, 2009, at the 2009 Annual Meeting of the Shareholders of The Shaw Group Inc., a Louisiana corporation (the "Company"), the shareholders of the Company approved the Company’s 2008 Omnibus Incentive Plan (the "Omnibus Plan").

The Omnibus Plan was approved by the our Board of Directors effective as of October 1, 2008, subject to approval by our shareholders at 2009 Annual Meeting of Shareholders. The Omnibus Plan is a comprehensive incentive compensation plan that provides for various stock-based awards, as well as cash awards. The total number of shares reserved for issuance under the Omnibus Plan is 4,500,000 shares. The Compensation Committee of our Board of Directors, or another committee if designated by our Board of Directors, will administer the Plan. The Omnibus Plan terminates ten years from January 28, 2009.

Upon approval by our shareholders of the Omnibus Plan, our existing equity compensation plans including The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and 2005 Director Plan (collectively the "Prior Plans") terminated, no new awards will be granted under such Prior Plans, and there is no longer any authority to issue the remaining shares of common stock available under the Prior Plans. All awards granted under the Prior Plans that were outstanding as of January 28, 2009 will remain outstanding and will continue to be governed by the Prior Plans.

The following persons are eligible to participate in the Omnibus Plan: (i) all of our employees and all employees of our 50% or more owned subsidiaries; (ii) all employees of any entities that the Compensation Committee designates as an "affiliate," for purposes of the Omnibus Plan; (iii) our non-employee directors; and (iv) certain third-party service providers to the Company and its subsidiaries and affiliates. The selection of the participants, who will receive awards, is entirely within the discretion of the Compensation Committee, except that only employees of the Company or its 50% or more owned subsidiaries may receive incentive stock options.

The Omnibus Plan authorizes the grant of the following types of awards to all eligible participants: stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, qualified performance-based awards and any other type of award that is consistent with the purpose of the Omnibus Plan.

Any award under the Omnibus Plan may, but need not, be subject to the satisfaction of one or more performance measures. Awards (other than stock options and stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be subject to performance measure based on one or more of the business criteria described in the Omnibus Plan.

Our non-employee directors generally may receive awards under the Omnibus Plan similar to those granted to other participants. In addition, our Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation be payable in non-qualified stock options, restricted shares and restricted stock units, either automatically or at the option of the non-employee directors. Our entire Board of Directors (not just the Compensation Committee) will determine the terms and conditions of any awards made to non-employee directors, and will administer the Omnibus Plan in respect of the awards made to non-employee directors.

The maximum number of shares of common stock that may be issued as incentive stock options under the Omnibus Plan is 4.5 million. The maximum number of shares of common stock that may be issued pursuant to any award (other than stock options and SARs) that is settled in shares of common stock is 4.5 million. Under the Omnibus Plan, every share subject to a restricted stock or restricted stock unit award (or other full-value awards) will reduce the number of shares available for issuance by 1.57 shares. The maximum aggregate number of shares subject to options and SARs granted to any one individual in any one plan year is 2.5 million shares. The maximum aggregate number of shares subject to restricted stock and restricted stock units granted to any one individual in any one Plan year is 500,000 shares. The maximum aggregate amount awarded or credited with respect to performance units to any one individual in any one plan year may not exceed $2,000,000 determined as of the date of payout. The maximum aggregate number of shares subject to performance shares that an individual may receive in any one plan year shall be 100,000 shares determined as of the date of payout. The maximum aggregate amount awarded or credited with respect to cash-based awards to any one individual in any one plan year may not exceed $10 million determined as of the date of payout. The maximum aggregate number of shares subject to any other stock-based award to any one individual in any one plan year may not exceed 100,000 shares determined as of the date of payout.

Unless otherwise determined by our Board or the Compensation Committee prior to the "change in control," in the event of a "change in control" of the Company, as defined in the Omnibus Plan: (a) unless exchanged for qualifying replacement awards as described in the Omnibus Plan, all stock options, including those awarded to our non-employee directors, and SARs granted under the Omnibus Plan will fully vest; (b) all awards other than stock options and SARs that are not vested and as to which vesting depends solely upon satisfaction by a participant of a service obligation shall vest in full and be free of restrictions; and (c) for all other awards, treatment upon a change of control shall be determined by the applicable award agreement. A "change in control" will occur if: (i) any person becomes the beneficial owner of 50% or more of our voting securities; (ii) any person acquires assets from the Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all assets of the Company immediately prior to such acquisition; or (iii) our directors cease to constitute a majority of the Board during any given twelve-month period unless a majority of the directors in office at the beginning of that period approved the nomination of any new director.

The Board of Directors may amend the Omnibus Plan at any time for any reason or no reason, except that our Board must obtain shareholder approval to adopt any amendment: (i) to comply with the listing or other requirements of an automated quotation system or stock exchange; or (ii) to comply with applicable U.S. or state laws, or regulations and the law of any foreign country or jurisdiction where awards are granted under the Omnibus Plan.

A copy of the Omnibus Plan, as adopted by the Company’s shareholders on January 28, 2009, is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit 10.1. The foregoing summary of the Omnibus Plan is qualified in its entirety by Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 2008 Omnibus Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

February 2, 2009	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: Corporate Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	2008 Omnibus Incentive Plan.